Exhibit 10.22

LETTER OF SUPPORT

March 25, 2014

BDO China Shu Lun Pan Certified Public Accountants LLP

3/F, Block B2,

China Investment International Business Center,

1061 Xiangmei Road,

Shenzhen, China (Postal Code: 518034)

Orient Paper, Inc.

Science Park, Juli Road,

Xushui County, Baoding City

Hebei Province, China (Postal Code: 072550)

Dear Sirs,

Reference is made to any and all interest accrued on the loans made by the undersigned, Liu Zhenyong (ID No.__________________________________) to Orient Paper, Inc. (the “Company”) (the “Accrued Interest”), which amounted to RMB3,461,602 in the aggregate as of December 31, 2013. The undersigned hereby confirms that the Company may continue to defer the repayment of all or portion of the Accrued Interest during the period between the date of this letter and the earliest date on which the Company’s financial statements (as filed with the Securities and Exchange Commission) shows a working capital level satisfactory to the Company (the “No-Request Period”)

For the avoidance of doubt, the undersigned acknowledges and confirms (i) that the undersigned the undersigned has elected to permit the Company to postpone the repayment of the Accrued Interest in the past and may, in his sole discretion, continue to refrain from seeking repayment of the Accrued Interest beyond the No-Request Period and (ii) that the rate at which the Accrued Interest will continue to accrue would not be increased or otherwise affected by the undersigned’s obligations under this letter.

Yours faithfully,

/s/ Liu Zhenyong
Liu Zhenyong